Exhibit 10.11

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (this “Agreement”), is dated as of July 6, 2006, and entered into by and among CitiSteel USA Holdings, Inc. f/k/a H.I.G. Steelco Holdings, Inc. (“Holdings”), U.S. Bank National Association, in its capacity as agent, including its successors and assigns from time to time (the “Revolving Credit Agent”) under the Revolving Credit Agreement, and The Bank of New York, in its capacity as trustee under the Indenture, including its successors and assigns from time to time (in such capacity, the “Trustee”) and as collateral agent under the Indenture, including its successors and assigns from time to time (in such capacity, the “Noteholder Collateral Agent”) under the Indenture. Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below.

RECITALS

CitiSteel, the Revolving Credit Lenders, and the Revolving Credit Agent have entered into that certain Financing Agreement, dated as of August 25, 2005, providing for a revolving credit facility (as amended by the First Amendment to Financing Agreement dated as of April 21, 2006, the Second Amendment to Financing Agreement dated as of July 6, 2006, and as further amended, restated, supplemented or otherwise modified, from time to time, the “Initial Revolving Credit Agreement”) in favor of CitiSteel pursuant to which Holdings has guaranteed the Revolving Credit Obligations;

Holdings has issued, or will issue, senior secured pay-in-kind notes due 2010 (the “Initial Notes”) under an indenture dated as of July 6, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”) among Holdings, the Trustee and the Noteholder Collateral Agent;

In order to induce the Revolving Credit Agent and the Revolving Credit Lenders to consent to Holdings incurring the Note Obligations and granting Liens on its property to the Noteholder Collateral Agent, the Trustee and the Noteholder Collateral Agent, on behalf of the Note Claimholders, have agreed to subordinate the Liens on the Collateral granted to the Noteholder Collateral Agent and any Note Claimholder to the Liens on the Collateral granted to the Revolving Credit Agent and the Revolving Credit Claimholders as set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

I. DEFINITIONS.

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Account Agreements” means any lockbox account agreement, pledged account agreement, blocked account agreement, securities account control agreement, or any similar deposit or securities account agreements among the Noteholder Collateral Agent and/or the Revolving Credit Agent, Holdings and the relevant financial institution depository or securities intermediary.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, a Person shall be deemed to “control” or be “controlled by” a Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether through ownership of equity interests, by contract or otherwise.

“Agents” means the Revolving Credit Agent and the Noteholder Collateral Agent.

“Agreement” means this Intercreditor Agreement, as amended, restated, renewed, extended, supplemented or otherwise modified from time to time.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City or Cincinnati, Ohio are authorized or required by law to close.

“CitiSteel” means CitiSteel USA, Inc., a Delaware corporation.

“Collateral” means all of the assets and property of Holdings, whether real, personal or mixed, with respect to which a Lien is granted as security for any Revolving Credit Obligations.

“Commodities Agreement” means any present or future futures contract, option contract or similar agreement or arrangement, each of which is for the purpose of hedging the commodity risk associated with one or more Grantor’s operations.

“CPA” means CitiSteel PA, Inc., a Pennsylvania corporation.

“Currency Agreement” means any present or future foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with one or more Grantor’s operations.

“Deposit Accounts” means all present and future “deposit accounts” (as defined in Article 9 of the UCC) of Holdings.

“DIP Financing” has the meaning assigned to that term in Section 6.1.

“Discharge of Note Obligations” means, except to the extent otherwise expressly provided in Section 5.5:

(a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding with respect to Holdings, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the Note Documents and constituting Note Obligations (other than contingent obligations or indemnification obligations, in each case for which no claim has been asserted); and

(b) payment in full in cash of all other Note Obligations (other than contingent obligations or indemnification obligations, in each case for which no claim has been asserted) that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid.

“Discharge of Revolving Credit Obligations” means, except to the extent otherwise expressly provided in Section 5.5:

(a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding with respect to any Grantor, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the Revolving Credit Loan Documents and constituting Revolving Credit Obligations (other than contingent obligations or indemnification obligations, in each case for which no claim has been asserted);

(b) payment in full in cash of all other Revolving Credit Obligations (other than contingent obligations or indemnification obligations, in each case for which no claim has been asserted) that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid;

(c) termination or expiration of all commitments, if any, to extend credit that would constitute Revolving Credit Obligations; and

(d) termination or cash collateralization (in an amount and manner reasonably satisfactory to the Revolving Credit Agent, but in no event greater than 105% of the aggregate undrawn face amount) of all letters of credit issued under the Revolving Credit Loan Documents and constituting Revolving Credit Obligations.

“Enforcement” means, collectively or individually for one or both of the Revolving Credit Agent and the Noteholder Collateral Agent, when a Revolving Credit Default or Note Default, as the case may be, has occurred and is continuing, to enforce or attempt to enforce any right to repossess, replevy, attach, garnish, levy upon, collect the proceeds of, foreclose or realize its Lien upon, sell, liquidate or otherwise dispose of, or otherwise restrict or interfere with the use of, or exercise any remedies with respect to, any material amount of Collateral whether by judicial enforcement of any of the rights and remedies under the Revolving Credit Loan Documents, the Note Documents or under any applicable law, by self-help repossession, by set-off, by notification to account obligors, or otherwise, but in all cases excluding the imposition of a default rate or late fee.

“Enforcement Notice” means a written notice delivered, at a time when a Revolving Credit Default or Note Default has occurred and is continuing, by either Revolving Credit Agent or the Noteholder Collateral Agent to the other announcing that an Enforcement Period has commenced, specifying the relevant event of default, stating the current balance of the Revolving Credit Obligations or the Note Obligations, as the case may be, and requesting the current balance of the Revolving Credit Obligations or Note Obligations, as the case may be, owing to the noticed party.

“Enforcement Period” means the period of time following the receipt by either the Revolving Credit Agent or the Noteholder Collateral Agent of an Enforcement Notice from the other until the earliest of (i) in the case of an Enforcement Period commenced by the Noteholder Collateral Agent, the Discharge of Note Obligations, (ii) in the case of an Enforcement Period commenced by Revolving Credit Agent, the Discharge of Revolving Credit Obligations, (iii) the Revolving Credit Agent or the Noteholder Collateral Agent (as applicable) agree in writing to terminate the Enforcement Period, or (iv) the date on which the Revolving Credit Default or the Note Default that was the subject of the Enforcement Notice relating to such Enforcement Period has been cured to the satisfaction of the Revolving Credit Agent or the Noteholder Collateral Agent, as applicable, or waived in writing.

“Floating Rate Notes” means the $172,000,000 aggregate principal amount of CitiSteel’s Senior Secured Floating Rate Notes due 2010.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Grantors” means Holdings, CitiSteel, CPA, each Subsidiary of Holdings and CitiSteel and each other Person that has or may from time to time hereafter execute and deliver a Revolving Credit Security Document as a grantor of a security interest (or the equivalent thereof) or guarantee of the Revolving Credit Obligations.

“Hedge Agreements” means any Interest Rate Agreement, Commodities Agreement or a Currency Agreement entered into with a Lender Counterparty in order to satisfy the requirements of the Revolving Credit Agreement or otherwise in the ordinary course of one or more Grantor’s businesses.

“Holdings” has the meaning assigned to that term in the Recitals to this Agreement.

“Indebtedness” means and includes all Obligations that constitute “Indebtedness” within the meaning of the Revolving Credit Agreement or the Indenture, as applicable.

“Indenture” has the meaning assigned to that term in the Recitals to this Agreement.

“Initial Notes” has the meaning assigned to that term in the Recitals to this Agreement.

“Initial Revolving Credit Agreement” has the meaning assigned to that term in the Recitals to this Agreement.

“Insolvency or Liquidation Proceeding” means, with respect to a Person:

(a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to such Person;

(b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to such Person or with respect to a material portion of its assets;

(c) any liquidation, dissolution, reorganization or winding up of such Person, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d) any general assignment for the benefit of creditors or any other marshalling of assets and liabilities of such Person.

“Interest Rate Agreement” means any present or future interest rate swap agreement (whether from fixed to floating or from floating to fixed), interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement each of which is for the purpose of hedging the interest rate exposure associated with one or more Grantor’s operations.

“Lender Counterparty” means each Revolving Credit Lender or any Affiliate of a Revolving Credit Lender counterparty to a Hedge Agreement (including any Person who is a Revolving Credit Lender (and any Affiliate thereof) but subsequently, after entering into a Hedge Agreement, ceases to be a Revolving Credit Lender), including, without limitation, each such Affiliate that enters into a joinder agreement with the Revolving Credit Agent.

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust, UCC financing statement or other preferential arrangement having the practical effect of any of the foregoing.

“Maximum Note Debt Amount” is defined in the definition of Note Obligations.

“Maximum Revolving Credit Debt Amount” is defined in the definition of Revolving Credit Obligations.

“New Agent” has the meaning assigned to that term in Section 5.5.

“New Debt Notice” has the meaning assigned to that term in Section 5.5.

“Note Claimholders” means, at any relevant time, the holders of Note Obligations at that time, including the Noteholders, the Trustee and the Noteholder Collateral Agent under the Note Documents.

“Note Default” means an “Event of Default” as defined in the Indenture.

“Note Documents” means the Indenture, the Notes, the purchase agreements entered thereunder with respect to issuance of the Notes, and the Collateral Agreements (as defined in the Indenture) and each of the other agreements, documents and instruments providing for or evidencing any other Note Obligation, and any other document or instrument executed or delivered at any time in connection with any Note Obligations, including any intercreditor or joinder agreement among holders of Note Obligations to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or Refinanced from time to time in accordance with the provisions of this Agreement.

“Noteholders” means the “Holders” under and as defined in the Indenture.

“Noteholder Collateral Agent” has the meaning assigned to that term in the Preamble of this Agreement.

“Note Obligations” means all Obligations outstanding under the Notes and the other Note Documents; provided that the principal amount and stated amount of loans and letters of credit under the Notes shall not, at the time incurred, exceed (a) the sum of (x) $75,000,000 and (y) the principal amount of Notes issued as payment-in-kind in lieu of scheduled payments of interest so long as the principal amount thereof does not exceed the amount of such scheduled payments of interest minus (b) the amount of any mandatory payments of the principal amount of the Note Obligations, including as a result of any mandatory redemptions, repurchases, defeasance or reacquisitions of the Note Obligations, exclusive of interest, fees, reasonable expenses, Protective Advances, and indemnity obligations (the “Maximum Note Debt Amount”). “Note Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding with respect to Holdings, accrue) after commencement of an Insolvency or Liquidation Proceeding with respect to Holdings in accordance with the rate specified in the relevant Note Document, whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Note Security Documents” means any agreement, document or instrument pursuant to which a Lien is granted securing any Note Obligations or under which rights or remedies with respect to such Liens are governed.

“Notes” means, collectively, (a) the Initial Notes and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to increase, replace, refinance or refund in whole or in part the Obligations outstanding under the Initial Notes or any other agreement or instrument referred to in this clause, unless such agreement or instrument expressly provides that it is not intended to be and is not a Note, or such agreement or instrument is not a Permitted Refinancing Agreement. Any reference to the Notes hereunder shall be deemed a reference to any Notes then in existence.

“Note Standstill Period” has the meaning set forth in Section 3.1(a)(1).

“Obligations” means all obligations of every nature of each Grantor, as applicable, from time to time owed to any agent or trustee, the Revolving Credit Claimholders, the Note Claimholders or any of them or their respective Affiliates, in each case under the Revolving Credit Loan Documents, the Note Documents or Hedge Agreements, whether for principal, interest or payments for early termination of Interest Rate Agreements, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing, including, without limitation, the “Obligations”, as defined in the Revolving Credit Agreement, and the “Indebtedness”, as defined in the Indenture, under the Notes.

“Permitted Refinancing” means any Refinancing the governing documentation of which constitutes Permitted Refinancing Agreements.

“Permitted Refinancing Agreements” means, with respect to either the Revolving Credit Agreement or the Notes, as the case may be, any credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to increase, replace, refinance or refund in whole or in part the Obligations outstanding under the Revolving Credit Agreement or the Notes, as such financing documentation may be amended, restated, supplemented or otherwise modified from time to time in compliance with this Agreement, but specifically excluding any such financing documentation to the extent that it contains, either initially or by amendment or other modification, any material terms, conditions, covenants or defaults not permitted by Sections 5.3(a), (c) and (d).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pledged Collateral” has the meaning set forth in Section 5.4(a).

“Protective Advances” means amounts expended by the Revolving Credit Claimholders or the Note Claimholders to protect or enforce rights in the Collateral.

“Recovery” has the meaning set forth in Section 6.4.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness, in any case in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Required Revolving Lenders” means the “Required Lenders” (as defined in the Revolving Credit Agreement).

“Revolving Credit Agent” has the meaning assigned to that term in the Recitals to this Agreement.

“Revolving Credit Agreement” means collectively, (a) the Initial Revolving Credit Agreement and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to increase, replace, refinance or refund in whole or in part the Obligations outstanding under the Initial Revolving Credit Agreement or any other agreement or instrument referred to in this clause, unless such agreement or instrument expressly provides that it is not intended to be and is not a Revolving Credit Agreement, or such agreement or instrument is not a Permitted Refinancing Agreement. Any reference to the Revolving Credit Agreement hereunder shall be deemed a reference to any Revolving Credit Agreement then in existence.

“Revolving Credit Claimholders” means, at any relevant time, the holders of Revolving Credit Obligations at that time, including the Revolving Credit Lenders and the Revolving Credit Agent under the Revolving Credit Loan Documents.

“Revolving Credit Commitments” means the “Commitments” (as defined in the Revolving Credit Agreement).

“Revolving Credit Default” means an “Event of Default” (as defined in the Revolving Credit Agreement).

“Revolving Credit Lenders” means the “Lenders” under and as defined in the Revolving Credit Loan Documents.

“Revolving Credit Loan Documents” means the Revolving Credit Agreement and the Loan Documents (as defined in the Revolving Credit Agreement), including Hedge Agreements entered into with a Lender Counterparty, and each of the other agreements, documents and instruments providing for or evidencing any other Revolving Credit Obligation, and any other document or instrument executed or delivered at any time in connection with any Revolving Credit Obligations, including any intercreditor or joinder agreement among holders of Revolving Credit Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or Refinanced from time to time in accordance with the provisions of this Agreement.

“Revolving Credit Obligations” means all Obligations outstanding under the Revolving Credit Agreement and the other Revolving Credit Loan Documents, including Hedge Agreements entered into with any Lender Counterparty; provided that the principal amount and stated amount of loans and letters of credit under the Revolving Credit Agreement shall not, at the time incurred, exceed (a) $20,000,000 minus (b) the amount of any mandatory permanent reductions in the Revolving Commitments exclusive of interest, fees, reasonable expenses, Protective Advances, indemnity obligations and obligations under Hedge Agreements (the “Maximum Revolving Credit Debt Amount”). “Revolving Credit Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding with respect to any Grantor, accrue) after commencement of an Insolvency or Liquidation Proceeding with respect to any Grantor in accordance with the rate specified in the relevant Revolving Credit Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Revolving Credit Security Documents” means any agreement, document or instrument pursuant to which a Lien is granted securing any Revolving Credit Obligations or under which rights or remedies with respect to such Liens are governed.

“Secured Parties” means the Revolving Credit Claimholders and the Note Claimholders.

“Securities Accounts” means all present and future “securities accounts” (as defined in Article 8 of the UCC) of Holdings, including all monies, “uncertificated securities,” and “securities entitlements” (as defined in Article 8 of the UCC) contained therein.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Tax Sharing Agreement” means the Tax Sharing Agreement dated as of July 6, 2006 by and among Holdings, CitiSteel and CPA.

“Trustee” has the meaning assigned to that term in the Recitals to this Agreement.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

1.2 Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended;

(b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;

(c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d) all references herein to Sections shall be construed to refer to Sections of this Agreement;

(e) all uncapitalized terms have the meanings, if any, given to them in the UCC, as now or hereafter enacted in the State of Ohio (unless otherwise specifically defined herein); and

(f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

II. LIEN PRIORITIES.

2.1 Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Note Obligations granted on the Collateral or of any Liens securing the Revolving Credit Obligations granted on the Collateral and notwithstanding any provision of any UCC, or any other applicable law, or the Revolving Credit Loan Documents or the Note Documents or any defect or deficiencies in, or failure to perfect, the Liens securing the Revolving Credit Obligations or Note Obligations or any other circumstance whatsoever, the Revolving Credit Agent, on behalf of itself and the Revolving Credit Claimholders and the Noteholder Collateral Agent, on behalf of itself and the Note Claimholders hereby agree that any Lien of the Revolving Credit Agent on the Collateral securing the Revolving Credit Obligations up to the Maximum Revolving Credit Debt Amount, whether such Lien is now or hereafter held by or on behalf of the Revolving Credit Agent or any Revolving Credit Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any Note Obligations.

2.2 Prohibition on Contesting Liens. Each of the Noteholder Collateral Agent, for itself and on behalf of each Note Claimholder, and the Revolving Credit Agent, for itself and on behalf of each Revolving Credit Claimholder, agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding with respect to any Grantor), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the Revolving Credit Claimholders or any of the Note Claimholders in the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of either Agent or any Revolving Credit Claimholder or Note Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Obligations as provided in Sections 2.1 and 3.1.

2.3 No New Liens/No Guarantees. So long as the Discharge of Revolving Credit Obligations has not occurred, subject to Article VI hereof, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the parties hereto agree that the Note Claimholders shall not accept and Holdings shall not, and shall not permit (a) any additional Liens on any asset or property of Holdings to secure any Note Obligation unless Holdings has granted or concurrently grants a Lien on such asset or property to secure the Revolving Credit Obligations, (b) any additional Liens on any asset or property of a Grantor to be granted or to exist to secure any Note Obligation, or (c) any guarantee or other credit support to be provided by any other Grantor for any Note Obligation.

To the extent any additional Liens are granted on any asset or property of Holdings pursuant to this Section 2.3(a) or in violation of Section 2.3(b), the priority of such additional Liens shall be determined in accordance with Section 2.1. In addition, to the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available hereunder, the Noteholder Collateral Agent, on behalf of the Note Claimholders, agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

III. ENFORCEMENT.

3.1 Exercise of Remedies — Restrictions on the Noteholder Collateral Agent and the Note Claimholders.

(a) Until the Discharge of Revolving Credit Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, subject to Article VI hereof, the Noteholder Collateral Agent and the Note Claimholders:

(1) will not exercise or seek to exercise any rights or remedies with respect to any Collateral or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, that the Noteholder Collateral Agent may exercise any or all such rights or remedies after the passage of a period of at least 180 days has elapsed since the later of: (i) the date on which the Noteholder Collateral Agent declared the existence of a Note Default and demanded the repayment of all the principal amount of any Note Obligations; and (ii) the date on which the Revolving Credit Agent received notice from the Noteholder Collateral Agent of such declarations of a Note Default; provided, further, however, that notwithstanding anything herein to the contrary, in no event shall the Noteholder Collateral Agent or any Note Claimholder exercise any rights or remedies with respect to the Collateral if, notwithstanding the expiration of the 180 day period, the Revolving Credit Agent or Revolving Credit Claimholders shall have, within such 180 day period, commenced and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of the Collateral (prompt notice of such exercise to be given to the Noteholder Collateral Agent) (the period during which the Noteholder Collateral Agent and the Note Claimholders may not pursuant to this Section 3.1(a)(1) exercise or seek to exercise any rights or remedies with respect to any Collateral, the “Note Standstill Period”);

(2) will not contest, protest, object to or hinder any foreclosure proceeding or action brought by the Revolving Credit Agent or any Revolving Credit Claimholder or any other exercise by the Revolving Credit Agent or any Revolving Credit Claimholder of any rights and remedies relating to the Collateral, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether under the Revolving Credit Loan Documents or otherwise;

(3) subject to their rights under clause (a)(1) above and except as may be permitted in Section 3.1(c), will not object to the forbearance by the Revolving Credit Agent or the Revolving Credit Claimholders from bringing or pursuing any Enforcement with respect to the Collateral;

(4) subject to their rights under clause (a)(1) above and except as may be permitted in Section 3.1(c), waive any and all rights the Note Claimholders may have as a junior lien creditor or otherwise to object to the manner in which the Revolving Credit Agent or the Revolving Credit Claimholders seek to enforce or collect the Revolving Credit Obligations or the Liens securing the Revolving Credit Obligations granted in any of the Revolving Credit Loan Documents or undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the Revolving Credit Agent or Revolving Credit Claimholders is adverse to the interest of the Note Claimholders; and

(5) subject to their rights under clause (a)(1) above and except as may be permitted in Section 3.1(c), acknowledge and agree that no covenant, agreement or restriction contained in the Note Security Documents or any other Note Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Revolving Credit Agent or the Revolving Credit Claimholders with respect to the Collateral as set forth in this Agreement and the Revolving Credit Loan Documents;

provided, however, that, in the case of (1), (2) and (3) above, the Liens granted to secure the Note Obligations of the Note Claimholders shall attach to any proceeds resulting from actions taken by the Revolving Credit Agent or any Revolving Credit Claimholder with respect to the Collateral in accordance with this Agreement after application of such proceeds to the extent necessary to meet the requirements of a Discharge of Revolving Credit Obligations.

(b) Until the Discharge of Revolving Credit Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Revolving Credit Agent and the Revolving Credit Claimholders shall have the right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and, in connection therewith (including voluntary dispositions of Collateral after a Revolving Credit Default) make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Noteholder Collateral Agent or any Note Claimholder; provided, however, that the Lien securing the Note Obligations shall remain on the proceeds (other than those properly applied to the Revolving Credit Obligations in accordance with the Revolving Credit Loan Documents) of such Collateral released or disposed of subject to the relative priorities described in Section 2. In exercising rights and remedies with respect to the Collateral, the Revolving Credit Agent and the Revolving Credit Claimholders may enforce the provisions of the Revolving Credit Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

(c) Notwithstanding anything to the contrary contained herein, the Noteholder Collateral Agent and any Note Claimholder may, subject to restrictions on the Noteholder Collateral Agent or any Note Claimholders provided in Section 6:

(1) file a claim or statement of interest with respect to the Note Obligations under any Insolvency or Liquidation Proceeding with respect to Holdings;

(2) take any action (not adverse to the priority status of the Liens on the Collateral, or the rights of the Revolving Credit Agent or any of the Revolving Credit Claimholders to exercise remedies in respect thereof) in order to create, perfect, preserve or protect (but, prior to the expiration of the Note Standstill Period, not enforce) its Lien on any of the Collateral;

(3) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Note Claimholders, including any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement;

(4) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of Holdings arising under any Insolvency or Liquidation Proceeding with respect to Holdings or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement;

(5) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Note Obligations and the Collateral; and

(6) exercise any of its rights or remedies with respect to any of the Collateral after the termination of the Note Standstill Period to the extent permitted by Section 3.1(a)(1).

The Noteholder Collateral Agent, on behalf of itself and the Note Claimholders, agrees that it will not take or receive any Collateral or any proceeds of such Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any such Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Revolving Credit Obligations has occurred, except as expressly provided in Sections 3.1(a) and this Section 3.1(c), the sole right of the Noteholder Collateral Agent and the Note Claimholders with respect to the Collateral is to hold a Lien on such Collateral pursuant to the Note Security Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Revolving Credit Obligations has occurred.

(d) The Revolving Credit Agent and the Revolving Credit Claimholders may exercise rights and remedies as unsecured creditors against any Grantor and may exercise rights and remedies with respect to the Collateral, in each case until the Discharge of Revolving Credit Obligations has occurred.

(e) Except as otherwise specifically set forth in Sections 3.1(a) and 3.5 and Article 6, the Noteholder Collateral Agent and the Note Claimholders may exercise rights and remedies as unsecured creditors against Holdings in each case in accordance with the terms of the Note Documents and applicable law; provided, however, that in the event that any Note Claimholder becomes a judgment Lien creditor in respect of the Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Note Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Revolving Credit Obligations) as the other Liens securing the Note Obligations are subject to this Agreement.

(f) Except as provided in Section 5.3(d), nothing in this Agreement shall prohibit the receipt by the Noteholder Collateral Agent or any Note Claimholders of the required payments of interest, principal and other amounts owed in respect of the Note Obligations so long as such receipt is not the direct or indirect result of the exercise by the Noteholder Collateral Agent or any Note Claimholders of rights or remedies as a secured creditor (including set-off with respect to Collateral) or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Revolving Credit Agent or the Revolving Credit Claimholders may have against Holdings or any other Grantor under the Revolving Credit Loan Documents.

3.2 Exercise of Remedies — Collateral Access Rights.

(a) The Revolving Credit Agent and the Noteholder Collateral Agent agree not to commence Enforcement until an Enforcement Notice has been given to the other Agent. Subject to any prohibition during a Note Standstill Period in Sections 3.1 above and any restrictions in Section 6, the Noteholder Collateral Agent may join in any judicial proceedings commenced by the Revolving Credit Agent to enforce Liens on the Collateral, provided that neither the Noteholder Collateral Agent nor any Note Claimholder shall interfere with the Enforcement actions of the Revolving Credit Agent or the Revolving Credit Claimholders with respect to Collateral.

(b) The Revolving Credit Agent and the Revolving Credit Claimholders shall have the right to bring an action to enforce their rights under this Section 3.2, including, without limitation, an action seeking possession of the applicable Collateral and/or specific performance of this Section 3.2.

IV. PAYMENTS.

4.1 Application of Proceeds. So long as the Discharge of Revolving Credit Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies by either Agent or any Revolving Credit Claimholders or Note Claimholders, shall be applied by the Revolving Credit Agent to the Revolving Credit Obligations in such order, if any, as specified in the relevant Revolving Credit Loan Documents. Upon the Discharge of Revolving Credit Obligations, the Revolving Credit Agent shall deliver to the Noteholder Collateral Agent any Collateral and proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Noteholder Collateral Agent to the Note Obligations in such order as specified in the Note Security Documents.

4.2 Payments Over in Violation of Agreement. So long as the Discharge of Revolving Credit Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, any Collateral or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3) received by the Noteholder Collateral Agent or any Note Claimholders in connection with the exercise of any right or remedy (including set-off) relating to the Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the Revolving Credit Agent for the benefit of the Revolving Credit Claimholders, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Revolving Credit Agent is hereby authorized by the Noteholder Collateral Agent to make any such endorsements as agent for the Noteholder Collateral Agent or any Note Claimholders. This authorization is coupled with an interest and is irrevocable until the Discharge of Revolving Credit Obligations.

4.3 Application of Payments. Subject to the other terms of this Agreement, all payments received by the Revolving Credit Agent or the Revolving Credit Claimholders may be applied, reversed and reapplied, in whole or in part, to the Revolving Credit Obligations to the extent provided for in the Revolving Credit Loan Documents.

V. OTHER AGREEMENTS.

5.1 Releases.

(a) If, in connection with the exercise of the Revolving Credit Agent’s rights or remedies in respect of any Collateral as provided for in Sections 3.1(b) or 6.9, the Revolving Credit Agent, for itself or on behalf of any of the Revolving Credit Claimholders, releases any of its Liens on any part of the Collateral, then the Liens, if any, of the Noteholder Collateral Agent, for itself or for the benefit of the Note Claimholders, on the Collateral sold or disposed of in connection with such exercise, shall be automatically, unconditionally and simultaneously released. The Noteholder Collateral Agent, for itself or on behalf of any such Note Claimholders, promptly shall execute and deliver to the Revolving Credit Agent or Holdings such termination statements, releases and other documents as the Revolving Credit Agent or Holdings may request to effectively confirm such release.

(b) Until the Discharge of Revolving Credit Obligations and Discharge of Note Obligations shall occur, the Noteholder Collateral Agent, for itself and on behalf of the

Note Claimholders, as the case may be, hereby irrevocably constitutes and appoints the Revolving Credit Agent and any officer or agent of the Revolving Credit Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Noteholder Collateral Agent or such holder or in the Noteholder Collateral Agent s own name, from time to time in the Revolving Credit Agent’s discretion exercised in good faith, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

(c) Until the Discharge of Revolving Credit Obligations and Discharge of Note Obligations shall occur, to the extent that the Agents or the Revolving Credit Claimholders or the Note Claimholders (i) have released any Lien on Collateral and such Lien is later reinstated or (ii) obtain any new liens from Holdings, then, in accordance with Section 2.3, Holdings shall grant a Lien on any such Collateral, subject to the Lien priority provisions of this Agreement, to the other Agent, for itself and for the Revolving Credit Claimholders or Note Claimholders, as the case may be.

5.2 Insurance.

(a) Unless and until the Discharge of Revolving Credit Obligations has occurred, subject to the terms of, and the rights of Holdings under, the Revolving Credit Loan Documents, (i) the Revolving Credit Agent and the Revolving Credit Claimholders shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Collateral; (ii) all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to such Collateral and to the extent required by the Revolving Credit Loan Documents shall be paid to the Revolving Credit Agent for the benefit of the Revolving Credit Claimholders pursuant to the terms of the Revolving Credit Loan Documents (including, without limitation, for purposes of cash collateralization of letters of credit) and thereafter, if the Discharge of Revolving Credit Obligations has occurred, and subject to the rights of Holdings under the Note Security Documents, to the Noteholder Collateral Agent for the benefit of the Note Claimholders to the extent required under the Note Security Documents and then, to the extent no Note Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (iii) if the Noteholder Collateral Agent or any Note Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment with respect to Collateral in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the Revolving Credit Agent in accordance with the terms of Section 4.2.

(b) To effectuate the foregoing, the Revolving Credit Agent shall receive a separate lender’s loss payable endorsements naming themselves as loss payee and additional insured, as their interests may appear, with respect to policies which insure the Collateral.

5.3 Amendments to Revolving Credit Loan Documents and Note Documents; Refinancing.

(a) Subject to Sections 5.3(c) and 5.3(d), the Revolving Credit Loan Documents and Note Documents may be amended, supplemented or otherwise modified in accordance with their terms, and the Revolving Credit Obligations and the Note Obligations may be Refinanced, in each case, without notice to, or the consent of the Noteholder Collateral Agent or the Note Claimholders, or the Revolving Credit Agent or the Revolving Credit Claimholders, as the case may be, all without affecting the Lien subordination or other provisions of this Agreement, provided, however, that the holders of such Refinancing debt bind themselves in a writing addressed to the Noteholder Collateral Agent and the Note Claimholders or the Revolving Credit Agent and the Revolving Credit Claimholders, as the case may be, to the terms of this Agreement. For the avoidance of doubt, the sale or other transfer of Indebtedness is not restricted by this Agreement.

(b) Subject to Sections 5.3(c) and 5.3(d), the Revolving Credit Agent and the Noteholder Collateral Agent shall each use good faith efforts to notify the other party of any written amendment or modification to the Revolving Credit Documents and Note Documents, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party.

(c) Without the consent of the Collateral Agent, the Revolving Credit Agent and the Revolving Credit Claimholders will not agree to any amendment to or modification of, or consent to any waiver of departure from the Revolving Credit Loan Documents, whether in a Refinancing or otherwise, which: (i) changes or adds any consensual encumbrance or restriction of any kind on the express ability of Holdings to pay any Note Obligations or CitiSteel or any of its Subsidiaries to make any payments in respect of their tax liabilities pursuant to the Tax Sharing Agreement or dividends or distributions to Holdings, in each case beyond that provided for in the Revolving Credit Loan Documents as in effect on the date hereof, (ii) allows or provides for the amount of the Revolving Credit Obligations to exceed the Maximum Revolving Credit Debt Amount, or (iii) alters any provision of any section of the Revolving Credit Loan Documents specifically referred to in this Agreement to extent this Agreement is affected by such Section.

(d) Without the consent of the Revolving Credit Agent, the Noteholder Collateral Agent and the Note Claimholders will not agree to any amendment to or modification of, or consent to any waiver of departure from, the Note Documents, whether in a Refinancing or otherwise, which: (i) increases the interest rate on the Notes, except, in each case, in connection with the imposition of a default rate of interest in accordance with the terms of the Indenture as in effect on the date of this Agreement, (ii) changes any scheduled date upon which payments of principal or interest on the Note Obligations are due to an earlier date (including changing the final maturity date of the Notes to an earlier date) or changes or adds to the mandatory payment, prepayment or repurchase provisions of the Indenture, as in effect on the date of this Agreement, in a manner that increases the amount of, or requires additional or accelerated, prepayments or repurchases, except, in either case, as a result of the occurrence of a Note Default, including any right of acceleration as a result thereof, (iii) changes or adds any event of default or any negative covenant with respect to the Note Obligations in a manner which is more adverse to the Revolving Credit Claimholders or more restrictive to the Holdings, CitiSteel or their Subsidiaries, unless such amendment or modification to any negative covenant, or the addition of any event of default, is made in the Revolving Credit Loan Documents in direct response and corresponds to an adverse amendment or modification to any covenant, or the addition of any event of default, to the Note Documents (in which case the Holdings, CitiSteel and their Subsidiaries shall, at the request of the Revolving Credit Agent, agree to such amendment or modification of the appropriate Revolving Credit Loan Documents), (iv) changes or adds any consensual encumbrance or restriction of any kind on the express ability of the Holdings, CitiSteel or any of their Subsidiaries to pay any Revolving Credit Obligations beyond that provided for in the Note Documents as in effect on the date hereof, (v) allows or provides for the amount of the Note Obligations to exceed the Maximum Note Debt Amount, or (vi) alters any provision of any section of the Note Documents specifically referred to in this Agreement to extent this Agreement is affected by such Section.

5.4 Bailees for Perfection.

(a) Each Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon (such Collateral, which shall include without limitation Account Agreements, being the “Pledged Collateral”) as (i) in the case of the Revolving Credit Agent, the collateral agent for the Revolving Credit Claimholders under the Revolving Credit Loan Documents or, in the case of the Noteholder Collateral Agent, the collateral agent for the Note Claimholders under the Note Documents and (ii) gratuitous bailee for the benefit of the other Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the Revolving Credit Loan Documents and the Note Documents, respectively, subject to the terms and conditions of this Section 5.4. The Noteholder Collateral Agent and the Note Claimholders hereby appoint the Revolving Credit Agent as their gratuitous bailee for the purposes of perfecting their security interest in all Deposit Accounts and Securities Accounts of Holdings. The Revolving Credit Agent hereby accepts such appointment and acknowledges and agrees that it shall act for the benefit of the Collateral Agent and the Note Claimholders under each Account Agreement and that any proceeds received by the Revolving Credit Agent under any Account Agreement shall be applied in accordance with Section IV.

(b) Neither Agent shall have any obligation whatsoever to the other Agent, to any Revolving Credit Claimholder, or to any Note Claimholder to ensure that the Pledged Collateral is genuine or owned by Holdings or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4. The duties or responsibilities of the respective Agents under this Section 5.4 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.4 and delivering the Pledged Collateral or proceeds thereof upon a Discharge of Revolving Credit Obligations or Discharge of Note Obligations, as the case may be, as provided in paragraph (d) below.

(c) Neither Agent acting pursuant to this Section 5.4 shall have by reason of the Revolving Credit Loan Documents, the Note Documents, this Agreement or any other document a fiduciary relationship in respect of the other Agent, any Revolving Credit Claimholders or any Note Claimholder.

(d) Unless and until the Discharge of Revolving Credit Obligations and whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all Pledged Collateral shall be delivered to the Revolving Credit Agent. Upon the Discharge of Revolving Credit Obligations the Revolving Credit Agent shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to the Noteholder Collateral Agent to the extent the Note Obligations remain outstanding, and second, to Holdings to the extent the Discharge of Revolving Credit Obligations and the Discharge of Note Obligations have occurred (in each case, so as to allow Holdings to obtain possession or control of such Pledged Collateral). Each Agent further agrees to take all other action reasonably requested by the other Agent in connection with the other Agent obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct. Notwithstanding anything to the contrary contained in this Agreement, any obligation of the Agent under the credit facility, which has been discharged, to make any delivery to the other Agent under this Section 5.4(d) or Section 5.5 is subject to (i) the order of any court of competent jurisdiction, or (ii) any automatic stay imposed in connection with any Insolvency or Liquidation Proceeding with respect to any Grantor.

(e) Subject to the terms of this Agreement, so long as the Discharge of Revolving Credit Obligations has not occurred, the Revolving Credit Agent shall be entitled to deal with the Collateral within its “control” in accordance with the terms of this Agreement and other Revolving Credit Loan Documents as if the Liens of the Noteholder Collateral Agent and Note Claimholders did not exist.

(f) U.S. Bank National Association (“U.S. Bank”), to the extent it becomes the depository institution at which Deposit Accounts are maintained (the “Control Deposit Accounts”), the Noteholder Collateral Agent and Holdings agree that U.S. Bank, in such capacity, will comply with instructions originated by the Noteholder Collateral Agent directing disposition of any funds in the Control Deposit Accounts without further consent by Holdings; provided that the Noteholder Collateral Agent may not give any such instruction until the Discharge of Revolving Credit Obligations has occurred and at the time of such instructions a Note Default has occurred and is continuing and the Noteholder Collateral Agent has delivered a certification to U.S. Bank that such Note Default has occurred and is continuing. Notwithstanding the foregoing, nothing in this Section 5.4(f) shall obligate U.S. Bank to maintain, and U.S. Bank shall have the right to terminate at any time, the Control Deposit Accounts on behalf of Holdings. Except for acting on Holdings instructions in violation of an instruction of the Noteholder Collateral Agent as provided above, U.S. Bank shall have no responsibility or liability to the Note Claimholders for complying with instructions concerning the Control Deposit Accounts from Holdings or Holdings’ authorized representatives. U.S. Bank shall have no responsibility or liability to Holdings for complying with instructions from the Noteholder Collateral Agent, and shall have no responsibility to investigate the appropriateness of any such instruction, even if Holdings notifies

U.S. Bank that the Noteholder Collateral Agent is not legally entitled to originate any such instruction. The Note Claimholders (exclusive of the Trustee and the Noteholder Collateral Agent) and Holdings hereby agree to indemnify and hold harmless U.S. Bank, its directors, officers, agents and employees against any and all claims, causes of action, liabilities, lawsuits, demands and damages, including without limitation, any and all court costs and reasonable attorney’s fees, in any way related to or arising out of or in connection with this Section 5.4(f) or any action taken or not taken pursuant hereto, except to the extent caused by U.S. Bank’s gross negligence or willful misconduct or U.S. Bank’s breach of any of the provisions hereof.

5.5 When Discharge of Revolving Credit Obligations and Discharge of Note Obligations Deemed to Not Have Occurred. If concurrently with the Discharge of Revolving Credit Obligations or the Discharge of Note Obligations, CitiSteel or Holdings, as applicable, thereafter enters into any Permitted Refinancing of any Revolving Credit Obligation or Note Obligation as the case may be, then such Discharge of Revolving Credit Obligations or the Discharge of Note Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Revolving Credit Obligations or the Discharge of Note Obligations), and, from and after the date on which the New Debt Notice is delivered to the appropriate Agent in accordance with the next sentence, the obligations under such Permitted Refinancing shall automatically be treated as Revolving Credit Obligations or Note Obligations for all purposes of this Agreement, as the case may be, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the Revolving Credit Agent or the Noteholder Collateral Agent, as the case may be, under such new Revolving Credit Loan Documents or Note Documents, as the case may, be shall be the Revolving Credit Agent or the Noteholder Collateral Agent, as the case may be, for all purposes of this Agreement. Upon receipt of a notice (the “New Debt Notice”) stating that CitiSteel or Holdings has entered into new Revolving Credit Loan Documents or new Note Documents (which notice shall include a complete copy of the relevant new documents and provide the identity of the new Agent, such agent, the “New Agent”), the other Agent shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as CitiSteel or Holdings or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the then terms of this Agreement and (b) deliver to the New Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral). In accordance with Section 5.3(a), the New Agent shall agree in a writing addressed to the other Agent and the Revolving Credit Claimholders or the Note Claimholders, as the case may be, to be bound by the terms of this Agreement.

VI. INSOLVENCY OR LIQUIDATION PROCEEDINGS.

6.1 Finance and Sale Issues. Until the Discharge of Revolving Credit Obligations has occurred, if Holdings shall be subject to any Insolvency or Liquidation Proceeding and the Revolving Credit Agent shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code), on which the Revolving Credit Agent or any other creditor has a Lien or to permit Holdings to obtain financing, whether from the Revolving

Credit Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”) then the Noteholder Collateral Agent, on behalf of itself and the Note Claimholders, agrees that it will raise no objection to such Cash Collateral use or DIP Financing so long as such Cash Collateral use or DIP Financing meet the following requirements: (i) it is acceptable to the court presiding over such Insolvency or Liquidation Proceeding, (ii) the Noteholder Collateral Agent and the Note Claimholders retain the right to object to any ancillary agreements or arrangements regarding the Cash Collateral use or the DIP Financing that are materially prejudicial to their interests in the Collateral in a manner inconsistent with the terms of this Agreement, (iii) the terms of the DIP Financing (a) do not compel Holdings to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms of such plan are set forth in the DIP Financing documentation or a related document, and (b) do not expressly require the liquidation of any material portion of the Collateral prior to a default under the DIP Financing documentation or Cash Collateral order (exclusive of any slow moving, obsolete, damaged or surplus Collateral),, and (iv) the amount of such DIP Financing together with the amount of the Revolving Credit Obligations does not exceed the Maximum Revolving Credit Debt Amount. To the extent the Liens securing the Revolving Credit Obligations are subordinated to or pari passu with such DIP Financing which meets the requirements of clauses (i) through (iii) above, the Noteholder Collateral Agent will subordinate its Liens in the Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the Revolving Credit Agent).

6.2 Relief from the Automatic Stay. Until the Discharge of Revolving Credit Obligations has occurred, the Noteholder Collateral Agent, on behalf of itself and the Note Claimholders, agrees that, subject to the last paragraph of Section 6.3, none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the Revolving Credit Agent.

6.3 Adequate Protection.

The Noteholder Collateral Agent, on behalf of itself and the Note Claimholders, agrees that none of them shall contest (or support any other Person contesting):

(a) any request by the Revolving Credit Agent or the Revolving Credit Claimholders for adequate protection with respect to the Collateral; or

(b) any objection by the Revolving Credit Agent or the Revolving Credit Claimholders to any motion, relief, action or proceeding based on the Revolving Credit Agent or the Revolving Credit Claimholders claiming a lack of adequate protection.

The Noteholder Collateral Agent, on behalf of itself and the Note Claimholders, agrees that none of them shall request any adequate protection in respect of the Collateral.

Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding with respect to Holdings, if the Revolving Credit Claimholders (or any subset thereof) are granted adequate protection with respect to Collateral in the form of additional collateral consisting of assets of Holdings (even if such collateral is not of a type which would otherwise have constituted Collateral) in connection with any Cash Collateral use or DIP Financing, then the Noteholder Collateral Agent, on behalf of itself or any of the Note Claimholders, may seek or request adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the Revolving Credit Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens of the Noteholder Collateral Agent on Collateral.

6.4 Avoidance Issues. If any Revolving Credit Claimholder or Note Claimholder is required in any Insolvency or Liquidation Proceeding with respect to Holdings or otherwise to turn over or otherwise pay to the estate of Holdings any amount paid in respect of Revolving Credit Obligations or the Note Obligations, as the case may be (a “Recovery”), then such Revolving Credit Claimholders or Note Claimholders shall be entitled to a reinstatement of Revolving Credit Obligations or the Note Obligations, as the case may be, with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.5 Reorganization Securities. If, in any Insolvency or Liquidation Proceeding with respect to Holdings, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of Revolving Credit Obligations and on account of Note Obligations, then, to the extent the debt obligations distributed on account of the Revolving Credit Obligations and on account of the Note Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the debt obligations so distributed, to the Liens securing such debt obligations and the distribution of proceeds thereof.

6.6 Post-Petition Interest.

(a) Neither the Noteholder Collateral Agent nor any Note Claimholder shall oppose or seek to challenge any claim by the Revolving Credit Agent or any Revolving Credit Claimholder for allowance, in any Insolvency or Liquidation Proceeding with respect to any Grantor, including Holdings, of Revolving Credit Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien securing any Revolving Credit Claimholder’s claim, without regard to the existence of the Lien of the Noteholder Collateral Agent on behalf of the Note Claimholders on the Collateral.

(b) Neither the Revolving Credit Agent nor any other Revolving Credit Claimholder shall oppose or seek to challenge any claim by the Noteholder Collateral Agent or any Note Claimholder for allowance in any Insolvency or Liquidation Proceeding with respect to Holdings of Note Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien securing any Note Claimholder’s claim, but only after deducting the value of the Lien of the Revolving Credit Agent on behalf of the Revolving Credit Claimholders on the Collateral and to the extent after giving effect thereto the Note Claimholders are oversecured; provided that nothing contained in this Section 6.6(b) prohibits the Revolving Credit Agent on behalf of the Revolving Credit Claimholders from seeking adequate protection (to the extent it has not already done so under other provisions of this Agreement) with respect to their rights in the Collateral in any Insolvency or Liquidation Proceeding with respect to any Grantor if such Collateral is the source of payment of post-petition interest, fees or expenses payable to the Noteholder Collateral Agent or any Note Claimholder.

6.7 Waiver — 1111(b)(2) Issues. The Noteholder Collateral Agent, for itself and on behalf of the Note Claimholders, waives any claim it may hereafter have against any Revolving Credit Claimholder arising out of the election of any Revolving Credit Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code with respect to the Collateral in any Insolvency or Liquidation Proceeding with respect to any Grantor.

6.8 Separate Grants of Security and Separate Classification. The Noteholder Collateral Agent, for itself and on behalf of the Note Claimholders, and the Revolving Credit Agent for itself and on behalf of the Revolving Credit Claimholders, acknowledge and intend that the grants of Liens pursuant to the Revolving Credit Security Documents and the Note Security Documents constitute two separate and distinct grants of Liens, and because of, among other things, their differing rights in the Collateral, the Note Obligations are fundamentally different from the Revolving Credit Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding with respect to Holdings or any other Grantor. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Revolving Credit Claimholders and the Note Claimholders in respect of the Collateral constitute claims in the same class (rather than separate classes of senior and junior secured claims), then the Revolving Credit Claimholders and the Note Claimholders hereby acknowledge and agree that all distributions shall be made as if there were separate classes of Revolving Credit Obligations and Note Obligations against Holdings (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties for whom such Collateral is non-primary), the Revolving Credit Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees or expenses that is available from the Collateral for the Revolving Credit Claimholders before any distribution is made in respect of the claims held by the Noteholder Collateral Agent or any Note Claimholders, with the Noteholder Collateral Agent and any Note Claimholders acknowledging and agreeing to turn over to the Revolving Credit Agent and the Revolving Credit Claimholders amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries to the Noteholder Collateral Agent or any Note Claimholders.

6.9 Asset Dispositions in an Insolvency or Liquidation Proceeding. Without limiting the Revolving Credit Agent’s and the Revolving Credit Claimholders’ rights under Section 3.1(b), neither the Noteholder Collateral Agent nor any other Note Claimholder shall, in any Insolvency or Liquidation Proceeding with respect to any Grantor or otherwise, oppose any sale or disposition of any Collateral that is supported by the Revolving Credit Claimholders, and the Noteholder Collateral Agent and each other Note Claimholder will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any Collateral supported by the Revolving Credit Claimholders and to have released their Liens on such assets; provided that to the extent the proceeds of any Collateral are not applied to reduce Obligations the Noteholder Collateral Agent shall retain a Lien on such proceeds in accordance with the terms of this Agreement.

VII. RELIANCE; WAIVERS; ETC.

7.1 Reliance. Other than any reliance on the terms of this Agreement, the Revolving Credit Agent, on behalf of itself and the Revolving Credit Claimholders under the Revolving Credit Loan Documents, acknowledges that it and such Revolving Credit Claimholders have, independently and without reliance on the Noteholder Collateral Agent or any Note Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such Revolving Credit Loan Documents and be bound by the terms of this Agreement, and they will continue to make their own credit decision in taking or not taking any action under the Revolving Credit Loan Documents or this Agreement. The Noteholder Collateral Agent, on behalf of itself and the Note Claimholders, acknowledges that it and the Note Claimholders have, independently and without reliance on the Revolving Credit Agent or any Revolving Credit Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Note Documents and be bound by the terms of this Agreement, and they will continue to make their own credit decision in taking or not taking any action under the Note Documents or this Agreement.

7.2 No Warranties or Liability. The Revolving Credit Agent, on behalf of itself and the Revolving Credit Claimholders under the Revolving Credit Loan Documents, acknowledges and agrees that each of the Noteholder Collateral Agent and the Note Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Note Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided in this Agreement, the Noteholder Collateral Agent and the Note Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Note Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Noteholder Collateral Agent, on behalf of itself and the Note Claimholders, acknowledges and agrees that the Revolving Credit Agent and the Revolving Credit Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Revolving Credit Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Revolving Credit Agent and the Revolving Credit Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective Revolving Credit Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Noteholder Collateral Agent and the Note Claimholders shall have no duty to the Revolving Credit Agent or any of the Revolving Credit Claimholders, and the Revolving Credit Agent and the Revolving Credit Claimholders shall have no duty to the Noteholder Collateral Agent or any of the Note Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the Revolving Credit Loan Documents and the Note Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3 No Waiver of Lien Priorities.

(a) No right of the Agents, the Revolving Credit Claimholders or the Note Claimholders to enforce any provision of this Agreement or any Revolving Credit Loan Document or Note Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by such Agents, Revolving Credit Claimholder or Note Claimholders or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Revolving Credit Loan Documents or any of the Note Documents, regardless of any knowledge thereof which the Agents or the Revolving Credit Claimholders or Note Claimholders, or any of them, may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of Holdings under the Revolving Credit Loan Documents and Note Documents and subject to the provisions of Sections 5.3(a), 5.3(c), and, as applicable, 5.3(d)), the Agents, the Revolving Credit Claimholders and the Note Claimholders may, at any time and from time to time in accordance with the Revolving Credit Loan Documents and Note Documents and/or applicable law, without the consent of, or notice to, the other Agent or the Revolving Credit Claimholder or the Note Claimholders (as the case may be), without incurring any liabilities to such Persons and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy is affected, impaired or extinguished thereby) do any one or more of the following:

(1) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Obligations or any Lien or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Agents or any rights or remedies under any of the Revolving Credit Loan Documents or the Note Documents;

(2) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral (except to the extent provided in this Agreement) or any liability of any Grantor or any liability incurred directly or indirectly in respect thereof;

(3) settle or compromise any Obligation or any other liability of any Grantor or any security therefore or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability in any manner or order that is not inconsistent with the terms of this Agreement; and

(4) exercise or delay in or refrain from exercising any right or remedy against any security or any Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor.

7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the Revolving Credit Agent and the Revolving Credit Claimholders and the Noteholder Collateral Agent and the Note Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Revolving Credit Loan Documents or any Note Documents;

(b) except, in each case, as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the Revolving Credit Obligations or Note Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Revolving Credit Loan Document or any Note Document;

(c) except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Revolving Credit Obligations or Note Obligations or any guaranty thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of any Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the Revolving Credit Agent, the Revolving Credit Obligations, any Revolving Credit Claimholder, the Noteholder Collateral Agent, the Note Obligations or any Note Claimholder in respect of this Agreement.

VIII. MISCELLANEOUS.

8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any Revolving Credit Loan Document or any Note Document, the provisions of this Agreement shall govern and control.

8.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of Lien subordination and the Revolving Credit Claimholders and Note Claimholders may continue, at any time and without notice to the other Agent, to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor in reliance hereon. Each of the Agents, on behalf of itself and the Revolving Credit Claimholders or the Note Claimholders, as the case may be, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding with respect to Holdings or any other Grantor. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for any Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:

(a) with respect to the Revolving Credit Agent, the Revolving Credit Claimholders and the Revolving Credit Obligations, the date of the Discharge of Revolving Credit Obligations, subject to the rights of the Revolving Credit Claimholders under Section 6.4; and

(b) with respect to the Noteholder Collateral Agent, the Note Claimholders and the Note Obligations, the date of the Discharge of Note Obligations, subject to the rights of the Note Claimholders under Section 6.4.

8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Noteholder Collateral Agent or the Revolving Credit Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly affected.

8.4 Information Concerning Financial Condition of Holdings, CitiSteel and Their Subsidiaries. The Revolving Credit Agent and the Revolving Credit Claimholders, on the one hand, and the Noteholder Collateral Agent and the Note Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Holdings, CitiSteel and their Subsidiaries and all endorsers and/or guarantors and other Grantors of the Revolving Credit Obligations or the Note Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Revolving Credit Obligations or the Note Obligations. Neither the Revolving Credit Agent and the Revolving Credit Claimholders, on the one hand, nor the Noteholder Collateral Agent and the Note Claimholders, on the other hand, shall have any duty to advise the other of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that either the Revolving Credit Agent or any of the Revolving Credit Claimholders, on the one hand, or the Noteholder Collateral Agent and the Note Claimholders, on the other hand, undertakes at any time or from time to time to provide any such information to any of the others, it or they shall be under no obligation:

(a) to make, and shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b) to provide any additional information or to provide any such information on any subsequent occasion;

(c) to undertake any investigation; or

(d) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5 Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that any of the Note Claimholders or the Noteholder Collateral Agent actually pays over to the Revolving Credit Agent or the Revolving Credit Claimholders under the terms of this Agreement, the Note Claimholders and the Noteholder Collateral Agent shall be subrogated to the rights of the Revolving Credit Agent and the Revolving Credit Claimholders; provided, however, that the Noteholder Collateral Agent, on behalf of itself and the Note Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Revolving Credit Obligations has occurred. Holdings acknowledges and agrees that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the Noteholder Collateral Agent or the Note Claimholders that are paid over to the Revolving Credit Agent or the Revolving Credit Claimholders pursuant to this Agreement shall not reduce any of the Note Obligations. Notwithstanding the foregoing provisions of this Section 8.5(a), neither the Noteholder Collateral Agent nor any of the Note Claimholders shall have any claim against any of the Revolving Credit Agent or the Revolving Credit Claimholders for any impairment of any subrogation rights herein granted to the Note Claimholders.

8.6 SUBMISSION TO JURISDICTION; WAIVERS.

(a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN (I) THE STATE, COUNTY AND CITY OF NEW YORK OR (II) THE STATE OF OHIO, COUNTY OF HAMILTON, AND CITY OF CINCINNATI. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

(1) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(2) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(3) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.7; AND

(4) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (3) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b) EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE REVOLVING CREDIT LOAN DOCUMENTS OR ANY OF THE NOTE DOCUMENTS. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE REVOLVING CREDIT LOAN DOCUMENTS AND THE NOTE DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.6.

8.7 Notices. All notices to the Note Claimholders and the Revolving Credit Claimholders permitted or required under this Agreement shall also be sent to the Noteholder Collateral Agent and the Revolving Credit Agent, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by overnight courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex during normal business hours, or three Business Days after depositing it in the United States certified mails (return receipt requested) with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.8 Further Assurances. The Revolving Credit Agent, on behalf of itself and the Revolving Credit Claimholders under the Revolving Credit Loan Documents, and the Noteholder Collateral Agent, on behalf of itself and the Note Claimholders under the Note Documents, and Holdings, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Revolving Credit Agent or the Noteholder Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

8.9 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.10 Specific Performance. Each of the Revolving Credit Agent and the Noteholder Collateral Agent may demand specific performance of this Agreement. The Revolving Credit Agent, on behalf of itself and the Revolving Credit Claimholders, and the Noteholder Collateral Agent, on behalf of itself and the Note Claimholders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Revolving Credit Agent or the Revolving Credit Claimholders or the Noteholder Collateral Agent or the Note Claimholders, as the case may be.

8.11 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.12 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

8.13 Authorization. By its signature, each party hereto represents and warrants to the other parties hereto that the individual signing this Agreement on its behalf is duly authorized to execute this Agreement. The Noteholder Collateral Agent hereby represents that it is authorized to, and by its signature hereon does, bind the other Note Claimholders to the terms of this Agreement. The Revolving Credit Agent hereby represents that it is authorized to, and by its signature hereon does, bind the other Revolving Credit Claimholders to the terms of this Agreement.

8.14 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the Agents, the Revolving Credit Claimholders and the Note Claimholders. Nothing in this Agreement shall impair, as between Holdings and the Revolving Credit Agent and the Revolving Credit Claimholders, or as between Holdings and the Noteholder Collateral Agent and the Note Claimholders, the obligations of Holdings to pay principal, interest, fees and other amounts as provided in the Revolving Credit Loan Documents and the Note Documents, respectively.

8.15 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Revolving Credit Agent and the Revolving Credit Claimholders on the one hand and the Noteholder Collateral Agent and the Note Claimholders on the other hand. No Grantor or any other creditor thereof shall have any rights hereunder, and no Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Revolving Credit Obligations and the Note Obligations as and when the same shall become due and payable in accordance with their terms.

8.16 Marshalling of Assets. The Noteholder Collateral Agent hereby waives any and all rights to have the Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of the Revolving Credit Agent’s Liens.

8.17 Purchase Option. Without prejudice to the enforcement of the remedies of the Revolving Credit Claimholders, the Revolving Credit Claimholders agree that, at any time following the date on which the Required Revolving Lenders (or the Revolving Credit Agent on their behalf) have declared all or any part of the Revolving Credit Obligations to be due and payable prior to their stated maturity in accordance with the Revolving Credit Agreement, the Revolving Credit Claimholders will offer the Note Claimholders the option to purchase the aggregate amount of outstanding Revolving Credit Obligations at par (but without regard to any prepayment penalty or premium), without warranty or representation (other than that such lenders own the claims being sold, free and clear of liens or encumbrances created by them, but without regard to ultimate enforceability) or recourse. The Note Claimholders shall irrevocably accept or reject such offer within ten business days after the receipt thereof and the parties shall endeavor to close promptly (but in any event within twenty business days) following communication of any such acceptance. If the Note Claimholders accept such offer, it shall be exercised pursuant to an assignment agreement in the form attached to the Revolving Credit Agreement. If the Note Claimholders reject such offer, the Revolving Credit Claimholders shall have no further obligations pursuant to this Section and may take any further actions in their sole discretion in accordance with the Revolving Credit Documents and this Agreement. The Note Claimholders shall have no claim against any Revolving Credit Claimholder under this Section 8.17 for any action taken by any Revolving Credit Claimholder with respect to the Revolving Credit Obligations or any Collateral therefor prior to the exercise of the purchase of the Revolving Credit Obligations. As a condition to the effectuation of the purchase contemplated by this Section 8.17, the Trustee and Noteholder Collateral Agent on behalf of the Note Claimholders shall provide a full and complete release (other than as a result of a breach of the above referenced representations that the lenders own the claims being sold, free and clear of liens or encumbrances created by them, but without regard to ultimate enforceability) of the Revolving Credit Claimholders in such form as the Revolving Credit Agent shall prescribe, releasing any claims, to the extent related to or arising out of Revolving Credit Obligations. Nothing in this Section 8.17 shall preclude the Revolving Credit Claimholders from selling or otherwise disposing of the Revolving Credit Obligations, or any portion thereof, to any third party, provided that such third party agrees to be bound by this Section 8.17.

{Signature Pages Follow}

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

Revolving Credit Agent

U.S. Bank National Association, as Revolving Credit Agent and, solely in connection with Section 5.4(f) hereof, as the depository institution of the Control Deposit Accounts

By:	/s/ Jeffrey A. Kessler
Name:	Jeffrey A. Kessler
Title:	Vice President

Notice Address:

425 Walnut Street, 14th Floor

Location CN-OH-W14S

Cincinnati, OH 45202

Attention: Ms. Suzanne E. Geiger, Senior Vice President

Mr. Jeffrey A. Kessler, Vice President

Telephone: (513) 632-2170 and (513) 632-3271

Telecopy: (513) 632-2040

Signature Page to CitiSteel USA Holdings Intercreditor Agreement

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Noteholder Collateral Agent

The Bank of New York, as Collateral Agent

By:	/s/ Julie Salovitch-Miller
Name:	Julie Salovitch-Miller
Title:	Vice President

Notice Address:

The Bank of New York
101 Barclay Street – 8th Floor West
New York, NY 10286
Attention: Julie Salovitch-Miller, Vice President
Telephone: 212-815-2492
Telecopy: 212-815-5707

Trustee

The Bank of New York, as Trustee

By:	/s/ Julie Salovitch-Miller
Name:	Julie Salovitch-Miller
Title:	Vice President

Notice Address:

The Bank of New York
101 Barclay Street – 8th Floor West
New York, NY 10286
Attention: Remo Reale, Vice President
Telephone: 212-815-2492
Telecopy: 212-815-5707

Signature Page to CitiSteel USA Holdings Intercreditor Agreement

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Acknowledged and Agreed to by:

CitiSteel USA Holdings, Inc. f/k/a H.I.G. Steelco Holdings, Inc.

By:	/s/ Jeff Bradley
Name:	Jeff Bradley
Title:	Chief Executive Officer

Notice Address:

4001 Philadelphia Pike
Claymont, Delaware 19703
Attention: Allen Egner
Telephone: (302) 792-5450
Telecopy: (302) 792-1195

Signature Page to CitiSteel USA Holdings Intercreditor Agreement

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